UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-2

NAPCO SECURITY TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

NAPCO SECURITY TECHNOLOGIES, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on December 5, 2022

Dear Fellow Stockholder:

The Annual Meeting of the Stockholders of NAPCO Security Technologies, Inc., a Delaware corporation (the “Company”), will be held at the Company’s offices at 333 Bayview Avenue, Amityville, New York, on December 5, 2022, at 12:00 p.m., for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	Election of two directors to serve for a term of three years and until their respective successors are elected and qualified;
2.	To consider adoption of the Company’s 2022 Employee Stock Option Plan;
3.	Ratification of the selection of Baker Tilly US, LLP (“Baker Tilly”) as the Company’s independent registered public accountants for fiscal 2023;
4.	Advisory Vote to Approve Named Executive Officer Compensation; and
5.	Transaction of such other business as may properly come before the Meeting or any adjournments thereof.

Only stockholders of record at the close of business on October 26, 2022 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

By order of the Board of Directors,

Richard L. Soloway, Secretary

October 31, 2022

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting To be Held on December 5, 2022

Copies of this proxy statement, form of proxy card and our 2022 annual report are available at www.napcosecurity.com/2022annualmeeting.pdf. The Board recommends a vote FOR the nominated slate of directors (see page 3); FOR the adoption of the 2022 Employee Stock Option Plan; FOR the ratification of Baker Tilly as the independent registered public accountants for fiscal 2023 and; FOR approval, on an advisory basis, of Named Executive Officer Compensation.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 5, 2022

INFORMATION CONCERNING THE SOLICITATION

This Proxy Statement is furnished to the holders of Common Stock, $.01 par value per share (“Common Stock”), of NAPCO Security Technologies, Inc. (the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for the Annual Meeting of Stockholders, to be held on December 5, 2022, and at any adjournment thereof (the “Meeting”), pursuant to the accompanying Notice of Annual Meeting of Stockholders. Proxies in the enclosed form, if properly executed and returned in time, will be voted at the Meeting. Any stockholder giving a proxy may revoke it prior to its exercise by attending the Meeting and reclaiming the proxy, by executing a later dated proxy or by submitting a written notice of revocation to the Secretary of the Company at the Company’s office or at the Meeting. Stockholders attending the Meeting may vote their shares in person. This Proxy Statement and the form of proxy will first be mailed to the stockholders on or about November 2, 2022. A copy of the 2022 Annual Report of the Company, including financial statements, is being mailed herewith.

Only stockholders of record at the close of business on October 26, 2022 (the “Record Date”) are entitled to notice of and to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 36,744,755 shares of Common Stock. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock authorized to vote will constitute a quorum for the transaction of business at the Meeting.

On all matters requiring a vote by holders of the Common Stock, each share of Common Stock entitles the holder of record to one vote.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Items 2, 3 and 4 must be approved by a majority of votes cast on the matter by the holders of the shares present at the Meeting and entitled to vote on such matter. A properly executed proxy marked “ABSTAIN” with respect to Item 2, 3 or 4 will not be voted, although it will be counted for purposes of determining whether there is a quorum. Abstentions will have no effect on the vote for Items 2, 3 or 4.

If you are a record holder of shares and do not specify on your proxy card how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under “Election of Nominees for Directors” below, and “FOR” the adoption of the 2022 Employee Stock Option Plan, “FOR” the ratification of Baker Tilly as the Company’s independent registered public accountants for fiscal 2023 and “FOR” the approval, on and advisory basis, of the Executive Compensation described in this proxy statement.

If you are a beneficial owner of shares and your bank or brokerage firm does not receive instructions from you about how your shares are to be voted, one of two things can happen, depending on the type of proposal. Under stock exchange rules, brokers have discretionary power to vote your shares with respect to “routine” matters, but they do not have discretionary power to vote your shares on “non-routine” matters. Uninstructed brokers have discretionary voting power as to ratification of Baker Tilly as our independent registered public accountants (Item 3), which is considered a routine matter. Uninstructed brokers do not have discretionary voting power as to election of the two nominees for director (Item 1) or to vote on the adoption of the 2022 Emplyee Stock Option Plan (Item 2), which is considered a non-routine matter. A bank or brokerage firm may not vote your shares with respect to the non-routine matters if you have not provided instructions. This is called a “broker non-vote.” Broker non-votes will be counted towards the presence of a quorum but will not be counted as shares entitled to vote on Proposals 1, 2 and 4.

THEREFORE, THE COMPANY URGES YOU TO SIGN, DATE
AND RETURN THE ENCLOSED PROXY CARD.

Item 1:  Election of Directors

The Board of Directors is divided into three classes. At the upcoming Annual Meeting, one class will stand for election for the term ending at the Annual Meeting of Stockholders following Fiscal Year 2025. The terms of the other two classes of continuing directors expire at the Annual Meetings of Stockholders after fiscal year end 2023 and 2024, respectively.

Unless otherwise specified, shares represented by the enclosed proxy will be voted for the election of Richard Soloway and Kevin S. Buchel, currently directors, who have been recommended for nomination by the Nominating Committee of the Board of Directors and nominated by the Board of Directors for reelection as a director to serve until the Annual Meeting of Stockholders after fiscal year end 2025 and until his successor is elected and qualified.

Each of Messrs. Soloway and Buchel, has consented to serve if reelected. In the event that any nominee becomes unable or unwilling to serve as a director, discretionary authority may be exercised by the proxies to vote for the election of an alternate nominee of the Board of Directors.

The names of, and certain information concerning, the nominees and the continuing directors are set forth below. Also set forth below is a description of the experience, qualifications, attributes or skills that caused the Nominating Committee and Board of Directors to determine that the person should serve as one of our directors.

Name and Age	Principal Occupation	Director Since

Nominees for Director to serve until Annual Meeting of Stockholders following Fiscal Year 2025:

Richard L. Soloway (76)	Chairman of the Board of Directors, CEO, President and Secretary of the Company.	1972

Kevin S. Buchel (69)	Executive Vice President of Operations, CFO, and Treasurer of the Company.	1998

Continuing Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2023:

Andrew J. Wilder (71)	Certified Public Accountant. Partner of GR Reid Associates LLP, independent certified public accountants.	1995

Robert A. Ungar (67)	President of Robert A. Ungar Associates, Inc., lobbying, media and public relations services in public-sector areas including fire service, EMS and Public Safety	2020

Continuing Directors to serve until Annual Meeting of Stockholders following Fiscal Year 2024:

Paul Stephen Beeber (78)	Licensed Attorney in New York State.	2004

Rick Lazio (64)	Licensed Attorney. Senior Vice President of alliantgroup, LP since 2011, an international provider of specialty tax consulting services. Since 2019, Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, that provides advisory services to businesses to protect against cyberattacks. Since 2012, Special Counsel to Jones Walker, LLP, a law firm of nearly 400 attorneys with offices throughout the United States. Former member of the United States House of Representatives from New York.	2020

Donna A. Soloway (74)

Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independence through Security). She is also a Board member of the Alliance of the Guardian Angels, an international organization of crime prevention.
Ms. Soloway is the wife of Richard L. Soloway, the Chairman, CEO and President of the Company.

2001

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF MESSRS. SOLOWAY AND BUCHEL

Nominees

Mr. Soloway has been the Company’s Chairman of the Board of Directors since October 1981, President and CEO since 1998, and Secretary since 1975.

The Company believes Mr. Soloway’s qualifications to serve as a director include his over forty years’ experience in the security industry and his broad knowledge and understanding of the Company and its operations derived from his fifty-year tenure with the Company and twenty-four year service as its President and CEO.

Mr. Buchel has been Executive Vice President of Operations since October 2021, Senior Vice President of Operations and Finance from April 1995 to October 2021, CFO since April 1995 and Treasurer since May 1998.

The Company believes Mr. Buchel’s qualifications to serve as a director include his understanding of the Company and its operations derived from twenty-six years as our CFO and Senior Vice President of Operations and Finance, one year as Executive Vice President and twenty-three years as Treasurer.

Continuing Directors

Mr. Wilder has been a partner of GR Reid Associates, LLP and its predecessor firm, independent certified public accountants, since 1990.

The Company believes Mr. Wilder’s qualifications to serve as a director include extensive experience in finance and financial reporting and his corporate governance experience. Our Board of Directors has determined that Mr. Wilder is an audit committee financial expert.

Mr. Ungar is the President of Robert A. Ungar Associates, Inc., Lobbying, Media and Public Relations Services.

The Company believes that Mr. Ungar’s qualifications to serve as a director include his diverse experience as an entrepreneur, his experience with various government departments, his experience as a lawyer, as well as his experience with the fire service industry.

Mr. Beeber has been a Licensed Attorney in New York State since 1970, focusing on elder law, estate planning and real estate.

The Company believes Mr. Beeber provides practical and legal guidance, insight and perspective with regard to the operations and strategies of the Company and has a deep understanding of the Company.

Mr. Lazio is a licensed attorney. From 2011 to the present, Mr. Lazio has been a Senior Vice President of alliantgroup, LP, an international provider of specialty tax consulting services. He has also served since January 2019 as Senior Vice President of Alliant Cybersecurity, a subsidiary of alliantgroup LP, which provides advisory services to protect businesses from the risks associated with cyberattacks. Mr. Lazio has also been Special Counsel to Jones Walker, LLP, a law firm with nearly 400 attorneys in 20 offices throughout the United States.

The Company believes that Mr. Lazio’s qualifications to serve as a director include his diverse background including his eight years in the US House of Representatives, where he served on the Budget, Banking and Commerce Committees. In addition, Mr. Lazio, as the Senior VP of alliantgroup LLP, provides expertise in specialty tax consulting as well as consulting with regard to Cybersecurity.

Ms. Soloway has been a columnist for several security industry publications since 1992 including Security Dealer and Security Distribution and Marketing (SDM). She also has served on the Board of Directors for the Security Industry Association (SIA) and several of its committees including the Show Planning Committee, the Awards Committee and the SAINTS Committee (Safety, Awareness and Independent through Security). She is currently a board member of Lifeline as well as the Alliance of the Guardian Angels.

The Company believes Ms. Soloway brings significant experience and knowledge of the security industry, specifically in the areas of customer relations, marketing and sales management.

Other Directorships

During the past five years, none of the directors or nominees has been a director of any company (other than the Company) which is subject to the reporting requirements of the Securities Exchange Act of 1934 or which is a registered investment company under the Investment Company Act of 1940.

Board Diversity Matrix (As of October 26, 2022)
	Female	Male
Total Number of Directors	7
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
White	1	6

CORPORATE GOVERNANCE AND BOARD MATTERS

Independence of Directors

The Board currently consists of seven directors, four of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent as defined by the applicable NASDAQ Listing Standards. The four independent directors are Paul Stephen Beeber, Rick Lazio, Robert A. Ungar and Andrew J. Wilder.

Board Leadership Structure

The Board does not have a policy as to whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate. The Board believes that it should be free to make a choice on the leadership structure of the Board from time to time in any manner that is in the best interests of the Company and its stockholders. Currently, and since 1998, Mr. Soloway has served as the Chairman of the Board, CEO and President.

The Board of Directors has not elected a Lead Independent Director.

Board Oversight of Risk

The Company faces a variety of risks including strategic and operational risks, financial and liquidity risks, compliance risks and financial reporting risks. The Board exercises its oversight of the Company’s risks through regular reports to the Board from the Chief Executive Officer, and other members of management on areas of material risk, actions and strategies to mitigate those risks and the effectiveness of those actions and strategies.

In addition, the Board oversees risk through oversight by the Audit Committee. The Audit Committee discusses with management the Company’s policies with respect to risk assessment and risk management, including the Company’s financial risk exposures and the steps management has taken to monitor and control its risks.

Board Structure and Committee Composition

The Board maintains three standing committees: Audit, Compensation, and Nominating. Each Committee is composed entirely of independent directors as defined in the applicable NASDAQ Listing Standards.

During fiscal 2022, the Board held 8 meetings. Each director attended at least 75% of all Board meetings and meetings of committees of which such director was a member.

Directors are expected to be available by conference call at the Company’s Annual Meetings of Stockholders. Mr. Buchel attended the last Annual Meeting of Stockholders on December 6, 2021 in person; the other directors were available by phone.

NAPCO maintains an “Investors” section on its website, www.napcosecurity.com, setting forth the Company’s committee charters for the Audit, Compensation and Nominating Committees.

Audit Committee

The Audit Committee has been established in accordance with Section 3(a)(58)A of the Securities Exchange Act of 1934 as amended. The Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of the Company’s independent auditors. The Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s independent auditor’s qualifications and independence, and (3) the performance of the Company’s internal audit function and independent auditors. In addition, the Committee renders its report for inclusion in the Company’s annual proxy statement.

The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties. The Audit Committee held six meetings in fiscal year 2022. The current members of the Audit Committee are Andrew J. Wilder (Chairman), Paul Stephen Beeber and Robert A. Ungar, each of whom meets the NASDAQ Listing Standards for the independence of audit committee members. The Board has determined that Andrew Wilder is an audit committee financial expert.

The report of the Audit Committee is included in this proxy statement on page 12.

Compensation Committee

The Compensation Committee assists the Board in discharging its responsibilities relating to compensation of the Company’s executive officers. The Compensation Committee determines the compensation of the Company’s Chief Executive Officer and the other named executive officers. The Chief Executive Officer makes recommendations on our executive compensation program and the compensation of our named executive officers. In addition, the Committee determines individuals to be granted options under the 2022 Employee Stock Option Plan, the number of options awarded and the term of the options and interprets provisions of such plan.

The current members of the Compensation Committee are Paul Beeber (Chairman), Andrew J. Wilder, and Rick Lazio, each of whom meets the NASDAQ Listing Standards for independence for Compensation Committee members

The Compensation Committee held two meetings in Fiscal Year 2022.

The Chief Executive Officer typically attends meetings of the Committee. The Committee’s process includes executive sessions where the Committee meets without the presence of the Chief Executive Officer. Neither the Committee nor the Company has engaged a compensation consultant.

Compensation Committee Interlocks and Insider Participation

During Fiscal Year 2022, Messrs. Beeber, Wilder and, Lazio served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during Fiscal Year 2022, a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.

Nominating Committee

The Nominating Committee reviews and makes recommendation to the Board regarding potential candidates for nomination as director.

The Nominating Committee held one meeting in fiscal year 2022. The current members of the Nominating Committee are Robert Ungar (Chairman), Andrew J. Wilder and Rick Lazio.

Director Nomination Process

In connection with the director selection and nomination process, the Nominating Committee reviews the composition of the Board as a whole and considers the experience, mix of skills and other qualities necessary to assure appropriate Board composition, taking into account the current Board members and specific needs of the Company and the Board. The Nominating Committee considers the requirement that at least a majority of the Board members be independent as required by applicable laws and regulations and also considers any specific expertise necessary for members of Board committees.

The Nominating Committee has adopted a process as follows. It will consider candidates for director nominees proposed by directors, the Chief Executive Officer and stockholders. Potential candidates will be screened and interviewed by the Nominating Committee. All members of the Board may interview the final candidates. The same identifying and evaluating procedures will apply to all candidates for director nomination, including candidates submitted by stockholders.

The Company’s general criteria for the nomination of director candidates, include the following:

- the candidates’ personal and professional ethics, integrity and values,

- mature judgment,

- management, accounting or finance, industry and technical knowledge,

- demonstrated skills in his/her area of present or past professional or business responsibility,

- an ability to work effectively with others,

- sufficient time to devote to the affairs of the Company and

- freedom from conflicts of interest.

The Nominating Committee and the Board seek to identify nominees for election to the Board who, taken together, create a Board with the collective knowledge and experience, derived from the skills and experience of its individual members in a variety of areas that are important to the Company, including industry knowledge and experience, executive management, finance and strategic planning. The information as to each director set forth above on pages 4-6 includes a description of the experience, qualification, attributes or skills that were considered by the Nominating Committee and Board to determine that the individual nominee should serve as a director of the Company.

The Nominating Committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees.

Stockholder Nominees

The Nominating Committee will consider nominations submitted by stockholders. Any stockholder nominations proposed for consideration by the Nominating Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Chair - Nominating Committee

NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

Communications with the Board

You can contact any Director by writing to such Director:

c/o NAPCO Security Technologies, Inc.

333 Bayview Ave.

Amityville, NY 11701

Attention: Secretary

The Secretary will promptly forward any communication unaltered to the Director.

Policy With Respect to Related Person Transactions

It is the Company’s policy, set forth in writing, not to permit any transaction in which the Company is a party and in which executive officers or directors, their immediate family members, or 5% shareholders have or will have a direct or indirect material interest unless approved by the Audit Committee of the Board of Directors, other than

1.	transactions available to all employees;
2.	transactions involving compensation or business expense reimbursement approved by the Compensation Committee or by disinterested members of the Board of Directors; or
3.	transactions involving less than $120,000 when aggregated with all similar transactions.

Any issues as to the application of this policy shall be resolved by the Audit Committee of the Board of Directors. A copy of our Statement of Policy with Respect to Related Person Transactions is available at the Company’s website, www.napcosecurity.com, under the “Investors” caption.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and representatives of Baker Tilly;
2.	The Audit Committee has discussed with Baker Tilly the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission; and
3.	The Audit Committee has received from Baker Tilly the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communication with the Audit Committee concerning independence, and has discussed with Baker Tilly, Baker Tilly’s independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2022, filed with the Securities and Exchange Commission.

The Audit Committee:

Andrew J. Wilder, Chairman
Paul Stephen Beeber
Robert A. Ungar

COMPENSATION OF DIRECTORS

The total fiscal year 2022 compensation of non-employee Directors is shown in the following table.

Director Compensation

	Fees Earned or	Option	All Other
	Paid in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)	($)
Paul Stephen Beeber	$50,000	$101,176	—	$151,176

Donna A. Soloway	$45,000	$101,176	—	$146,176

Andrew J. Wilder	$55,000	$101,176	—	$156,176

Robert A. Ungar	$50,000	$101,176	—	$151,176

Rick Lazio	$50,000	$101,176	—	$151,176

(1)	Each director who is not an employee receives a fee for each Board of Directors meeting. Mr. Wilder, as Chairman of the Audit Committee, receives $11,000 for each meeting. Ms. Soloway is not a member of any committee and receives $9,000 for each meeting. All other directors, as members of the various committees, receive $10,000 for each meeting.
(2)	Amounts reflect the share-based compensation expense recognized by the Company in the year ended June 30, 2022, in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 8 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2022.
(3)	At June 30, 2022, each of Ms. Soloway and Mr. Wilder held outstanding options to purchase 37,100 shares of Common Stock of the Company, of which 21,300 were vested at June 30, 2022; Mr. Beeber held outstanding options to purchase 24,100 shares of Common Stock of the Company, of which 8,300 were vested at June 30, 2022; Mr. Ungar held outstanding options to purchase 18,000 shares of common stock of which 6,800 were vested; and Mr. Lazio held outstanding options to purchase 20,000 shares of common stock of which 6,000 were vested.

DELINQUENT SECTION 16(a) REPORTS

Based solely on a review of the Forms 3, 4 and 5 furnished to the Company with respect to the most recent fiscal year and written representations of the reporting person (as defined below), no person, who at any time during such fiscal year, was an officer, director, beneficial owner of more than ten (10%) percent of any class of equity securities of the Company or any other person subject to Section 16 of the Securities Exchange Act of 1934 (“reporting person”), failed to file on a timely basis one or more reports during such fiscal year except as follows: Kevin Buchel, an officer, filed one late Form 4 reporting the award of options to purchase 100,000 shares of Common Stock of the Company. Richard Soloway, an officer, filed one late Form 4 reporting the award of options to purchase 100,000 shares of Common Stock of the Company. Michael Carrieri, an officer, filed one late Form 4 reporting the award of options to purchase 50,000 shares of Common Stock of the Company. Andrew Wilder, a director, filed one late Form 4 reporting the award of options to purchase 10,000 shares of Common Stock of the Company. Rick Lazio, a director, filed one late Form 4 reporting the award of options to purchase 10,000 shares of Common Stock of the Company. Robert Ungar, a director, filed one late Form 4 reporting the award of options to purchase 10,000 shares of Common Stock of the Company. Pauil Beeber, a director, filed three late Form 4’s. One reporting the award of options to purchase 10,000 shares of Common Stock of the Company, a second reporting an exercise of 3,000 shares of common stock of the Company and a third reporting an exercise of 1,600 shares of Common Stock of the Company.

INFORMATION CONCERNING EXECUTIVE OFFICERS

Each executive officer of the Company holds office until the annual meeting of the Board of Directors and his successor is elected and qualified, or until his earlier death, resignation, or removal by the Board. The Company has adopted a Code of Ethics for directors and employees, including its executive officers. There are no family relationships between any director or officer of the Company, except Richard L. Soloway and Donna A. Soloway, his wife. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company, all positions and offices with the Company held by them, and the period during which they have served in these positions.

Name and Age	Position and Office with the Company, Term of Office and Five-Year Employment History
Richard L. Soloway (76)	Chairman of the Board of Directors since October 1981; President and CEO since 1998; and Secretary since 1975.

Kevin S. Buchel (69)	Executive Vice President of Operations since October 2021; Senior Vice President of Operations and Finance from April 1995 to October 2021; CFO since April 1995; Treasurer since May 1998.

Michael Carrieri (64)	Senior Vice President of Engineering Development since May 2000; Vice President of Engineering Development from September 1999 to May 2000.

Stephen M. Spinelli (52)	Senior Vice President of Sales since April 2020; from January 2015 to April 2020, a director of sales for Nortek Security and Control, LLC (formerly Linear, LLC).

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion and Analysis explains the objectives, strategy and features of our executive compensation program and it describes how the compensation of our executive officers aligns with our corporate objectives and shareholder interests.

Compensation Program Objective

The objective of our executive compensation program is to allow us to successfully retain and motivate executives who enable us to achieve short-term and long-term growth and operational excellence.

Oversight of Our Executive Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in discharging its responsibilities relating to compensation of the Chief Executive Officer and other executive officers and oversees the executive compensation program.

All of the members of the Compensation Committee have been determined to be independent under applicable NASDAQ and SEC rules.

The Committee’s responsibilities are detailed in its charter, which can be found at www.napcosecurity.com

The Company’s CEO participates in the Compensation Committee’s meetings and provides input into compensation decisions at the Compensation Committee’s request. In particular, the Company’s CEO participates by making recommendations on NEO compensation and input on objectives (other than for himself). The CEO’s compensation is determined solely by the Compensation Committee. The Committee’s process includes executive sessions where the Committee meets alone, without the presence of management.

The Use of Compensation Survey Data and Peer Companies

During FY 2022, the Compensation Committee did not conduct any formal competitive pay benchmarking. Instead, the competitiveness of the pay offered to the executive officer was based on existing employment agreements and compensation packages, the recommendations of the Chief Executive Officer, and the business experience of members of the Compensation Committee.

Components of the Executive Compensation Program-Description of Elements and Evaluation Process

The named executive officers, including our Chief Executive Officer, have a compensation program that includes the following components:

●	Base salary
●	Annual incentives
●	Long-term incentives in the form of stock options awards
●	Employee benefits
●	Perquisites

Compensation Mix. We do not have policies that define specific percentage allocations for fixed and variable compensation, or cash and non-cash compensation. We do, however, intend to deliver a portion of total compensation in the form of performance-based cash incentives and in awards of stock options, to achieve our objective of offering rewards for successful business results and shareholder value creation.

The following describes the general purpose of each element of compensation and how the Committee made fiscal year 2022 pay decisions from such element.

Base Salaries. Base salaries are used to compensate each of our executives for their positions and levels of responsibility. Each of Messrs. Soloway and Carrieri have employment agreements, which provide for a minimum base salary and, in the case of Mr. Soloway, a minimum annual cost-of-living adjustment. For fiscal 2022, Messrs. Soloway and Carrieri’s salaries were determined pursuant to such Employment Agreements. Mr. Soloway recommended to the Committee the base salary for Mr. Carrieri.

Each of Mr. Buchel’s and Mr. Spinelli’s salary for the 2022 fiscal year was in an amount recommended by the CEO. The considerations entering into the determination by the CEO of the salary recommendation for each of Mr. Buchel and Mr. Spinelli were the CEO’s subjective evaluations of the ability and past performance of Mr. Buchel and Mr. Spinelli and the CEO’s judgment of their potential for enhancing the Company’s profitability. With respect to Mr. Buchel, his base salary was increased to reflect the increase in executive duties he assumed.

Annual Cash Incentives. The Committee’s policy is that named executive officers, other than the CEO, should receive short term incentive compensation in the form of bonuses based on recommendations by the CEO who may base such determinations on targets established for the named executive officers. For fiscal 2022, based on the CEO’s recommendation, each named executive officer (including the CEO) received a cash bonus that was not based on attaining any targets but was based, in part, on the Company’s increase in revenues and profitability.

Long-term Incentive Awards. The purpose of the granting of stock options is to retain the services of the named executive officers and our key employees and encourage them to improve our operating results and to become shareholders of the Company, all of which is intended to result in increased shareholder value.

The Committee’s policy is generally to grant options to the named executive officers other than the CEO under the Company’s Stock Option Plans after consideration of the amounts recommended periodically by the CEO. The recommendations of the CEO for option grants reflect the subjective judgment of the CEO of the performance of such executives and the potential benefit to the Company from the grant of this form of incentive compensation.

The Compensation Committeere granted 100,000 options to each of Mssrs. Soloway and Buchel and 50,000 options to Mssr. Carrieri in fiscal 2022.

The Committee generally determines the CEO’s bonus and Incentive Awards following discussions between the Committee Chairman and the CEO.

Employee Benefits, Perquisites and Other Personal Benefits. As a general rule, we do not provide special benefits to senior executives and the named executive officers participate in the same plans – including term life insurance, health and disability insurance – available to all salaried employees. We do, however, pay the premiums on life insurance policies for the benefit of each of the named executive officers and on additional health insurance policies for the benefit of Mr. Soloway. See footnote to the Summary Compensation Table.

We offer one retirement plan, a qualified profit sharing 401(k) plan to all employees, including the named executive officers that matches 50% of an employee’s contribution up to the first 3% of the employee’s salary subject to an overall dollar cap.

We have provided certain perquisites to the named executive officers, as summarized in footnotes 2 and 3 to the “Summary Compensation Table.”

IRC Section 162(m). Under Section 162(m) of the Internal Revenue Code ("Section 162(m)"), compensation paid to each of the Company’s "covered employees" that exceeds $1 million per taxable year is generally non-deductible unless the compensation qualifies for certain exceptions that are not applicable to the Company.

Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of our Company and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m).

Employment Agreements

Change in Control, Severance Agreements. Under Mr. Soloway’s Employment Agreement, if during its term there should be a change in control, then Mr. Soloway is entitled to terminate his employment and is entitled to receive a termination payment equal to 299% of the average of the prior five calendar years’ compensation, subject to certain limitations. If the Company terminates Mr. Soloway’s employment other than for Cause, as defined, or if Mr. Soloway terminates his employment with the Company for Good Reason, as defined, the Company shall pay a lump sum payment equal to (i) Mr. Soloway’s annual base salary plus the bonus paid for the prior fiscal year multiplied by (ii) the greater of the number of years or portion thereof remaining in the term of the Agreement or three years.

The agreement with Mr. Carrieri provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment of the officer without cause. In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause.

We believe these changes in control and severance arrangements help to retain these executive talents by providing them with a sense of commitment by the Company to them.

Compensation Committee Interlocks and Insider Participation

During fiscal 2022, Messrs. Beeber, Wilder and Lazio served as members of our Compensation Committee. No member of the Compensation Committee was an employee or officer of the Company during 2022, a former officer of the Company, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as a member of the Board of Directors or committee thereof of any other entity.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors hereby reports as follows:

1.	The Compensation Committee has reviewed, and discussed with management, the Company’s Compensation Discussion & Analysis (“CD&A”) appearing on pages 15-18 of this proxy statement.
2.	Based on the review and discussions referred to in paragraph 1 above, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022 filed with the Securities and Exchange Commission.

The Compensation Committee:

Paul Beeber (Chairman)
Andrew J. Wilder
Rick Lazio

The foregoing report of the Compensation Committee shall not be deemed to be soliciting material, to be filed with the SEC or to be incorporated by reference into any of our previous or future filings with the SEC, except as otherwise explicitly specified by us in any such filing.

EXECUTIVE COMPENSATION

The Summary Compensation Table below sets forth compensation information for our Chief Executive Officer and our three most highly compensated executive officers during fiscal years 2022, 2021 and 2020 of the Company.

Summary Compensation Table

				Option
Name and	Fiscal	Salary	Bonus(1)	Awards(2)	All Other	Total
Principal Position	Year	($)	($)	($)	Compensation ($)	($)
Richard L. Soloway, (3)	2022	853,223	453,390	990,960	62,378	2,359,952
Chairman of the Board of	2021	821,646	357,000	—	64,379	1,243,026
Directors, CEO, President	2020	790,045	199,500	133,760	63,672	1,186,977
and Secretary

Kevin S. Buchel, (4)	2022	461,410	158,750	990,960	15,460	1,626,580
Executive Vice President of	2021	448,237	125,000	—	14,945	588,182
Operations (since 2021), CFO and Treasurer	2020	369,198	70,000	199,000	14,386	652,584

Michael Carrieri,	2022	356,230	158,750	495,480	13,101	1,023,561
Senior Vice President of	2021	341,502	125,000	—	11,145	477,647
Engineering	2020	329,568	70,000	69,600	12,991	482,159
Development

Stephen Spinelli, Senior	2022	260,001	125,000	—	3,613	388,614
Vice President of Sales (since 2020)	2021	250,962	25,000	326,047	590	602,599

(1)	Amounts reflect compensation granted under discretionary bonus arrangements with each officer based on year over year increases in net sales for each of the fiscal years shown.
(2)	Amounts reflect the aggregate grant date fair value of all option awards granted during the fiscal years ended June 30, 2022, June 30, 2021, and June 30, 2020, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in footnote 9 to the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the year ended June 30, 2022.
(3)	All other compensation for Mr. Soloway for fiscal 2022 included payment of health and life insurance premiums of $36,146 and automobile expenses of $21,644. All other compensation for Mr. Soloway for fiscal 2021 included payment of health and life insurance premiums of $35,148 and automobile expenses of $25,569. All other compensation for Mr. Soloway for fiscal 2020 includes payment of health and life insurance premiums of $33,626 and automobile expenses of $29,897.
(4)	All other compensation for Messrs. Buchel, Carrieri and Spinelli includes payment of life insurance premiums and automobile expenses.

Outstanding Equity Awards at Fiscal Year-End

Option Awards

		Number of
	Number of	Securities
	Securities Underlying	Underlying		Option
	Unexercised Options	Unexercised Options		Exercise	Option
	(#)	(#)		Price	Expiration
Name	Exercisable	Un-exercisable		($)	Date
Richard L. Soloway	20,000	80,000	(6)	22.495	10/18/2031
	9,600	6,400	(3)	16.795	10/27/2029
	12,800	3,200	(1)	8.08	10/1/2028
	6,000	—		4.813	12/14/2027

Kevin S. Buchel	20,000	80,000	(6)	22.495	10/18/2031
	12,000	8,000	(5)	11.675	2/11/2030
	4,800	3,200	(4)	15.27	10/27/2029
	1,600	1,600	(2)	7.345	10/1/2028
	2,000	—		4.375	12/14/2027

Michael Carrieri	10,000	40,000	(7)	22.495	10/18/2031
	1,600	3,200	(4)	15.27	10/27/2029
	1,600	1,600	(2)	7.345	10/1/2028
	2,000	—		4.375	12/14/2027

Stephen Spinelli	23,952	35,928	(8)	10.02	4/29/1930

(1)	Options as to 3,200 shares vest on December 15, 2022.
(2)	Options as to 1,600 shares vest on October 2, 2022.
(3)	Options as to 3,200 shares vest on October 28 in each of 2022 and 2023.
(4)	Options as to 1,600 shares vest on October 28 in each of 2022 and 2023.
(5)	Options as to 4,000 shares vest on February 12 in each of 2023 and 2024.
(6)	Options as to 20,000 shares vest on October 19 in each of 2022, 2023, 2024 and 2025.
(7)	Options as to 10,000 shares vest on October 19 in each of 2022, 2023, 2024 and 2025.
(8)	Options as to 11,976 shares vest on April 30 in each of 2023, 2024 and 2025.

Employment Agreements and Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with each of Richard L. Soloway and Michael Carrieri. The agreement with Mr. Soloway, entered into on June 26, 2003, is for a five-year period, and then year to year unless notice of termination is given at least six months prior to the end of the then applicable term. The Agreement provides for a minimum annual salary to be adjusted for inflation and discretionary annual incentive compensation. Mr. Soloway’s agreement contains non-compete restrictions during his employment and for one year after termination for any reason. The agreement also provides for termination payments to Mr. Soloway upon death, disability, termination by the Company other than for Cause, as defined, termination by Mr. Soloway for Good Reason, as defined, and termination by

Mr. Soloway within twelve months of a change in control. In the event of death, the termination payment equals one year’s salary payable over one year plus a bonus calculated on a pro rata basis through the end of the fiscal quarter immediately preceding death. In the event of disability, the Company must pay Mr. Soloway an amount equal to 60% of his annual salary through the term of the agreement plus his bonus on a pro rata basis through the end of the fiscal quarter preceding the sixth month of his disability. In the event the Company terminates Mr. Soloway other than for Cause or if Mr. Soloway terminates for Good Reason, the Company must pay Mr. Soloway, in a lump sum, an amount equal to three times his annual salary plus the bonus paid to him for the year prior to his termination. If during the term there should be a change in control, then Mr. Soloway is entitled to terminate his employment, and the Company is required to pay him, an amount equal to 299% of the average of the prior five calendar years’ total compensation, subject to certain limitations. The Company’s option plans provide for the accelerated vesting of unvested options upon a change in control.

Under such agreement, had Mr. Soloway’s employment terminated on June 30, 2022 on account of (i) death, (ii) disability or (iii) by the Company other than for Cause, or by Mr. Soloway for Good Reason, the Company would have been required to pay him $1,306,613, $511,934 and $3,919,840, respectively.

Had Mr. Soloway’s employment terminated on June 30, 2022 after a change of control, the Company would have been required to pay him $4,187,276 pursuant to his employment agreement. In addition, assuming a change of control on June 30, 2022, vesting of options to purchase 89,600 shares of Common Stock of the Company would have been accelerated. The value of such accelerated options would have been $64,320 based upon the closing price per share of $20.59 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2022.

Mr. Carrieri’s agreement, as amended, terminates in August 2024 and provides for an annual salary of $361,000. Mr. Carrieri’s agreement, as amended, provides for payment equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason within three months of a change in control of the Company. Had either of such events occurred on June 30, 2022, the Company would have been required to pay him $267,173.

In addition, the Company has a severance agreement with Kevin S. Buchel providing for payments equal to nine months of salary and six months of health insurance in the event of a non-voluntary termination of employment without cause or for any reason upon a change of control of the Company. Had Mr. Buchel’s employment been terminated on June 30, 2022 non-voluntarily without cause, the Company would have been required to pay him $349,666 pursuant to such severance agreement.

In the event of a change of control on June 30, 2022, vesting of options to purchase 92,800 and 44,800 shares of Common Stock of the Company would have accelerated for Messrs. Buchel and Carrieri, respectively. The value of such accelerated options would have been $109,536 and $38,216 for Messrs. Buchel and Carrieri, respectively, based on a closing price of $20.59 per share of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2022.

Each of the agreements with Mr. Carrieri and Mr. Buchel contains non-compete restrictions for three years after the employee’s termination of employment.

Golden Parachute Payments

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC, regarding certain compensation that each of our named executive officers will or may be paid in connection with a change in control. Our "named executive officers" for this purpose are Richard Soloway, Kevin Buchel and Michael Carrieri. The figures in the table are estimated based on compensation and benefit levels as of June 30, 2022, and based on the assumption that each of the named executive officers will incur a termination entitling them to severance payments under their respective agreements immediately following a change in control.

This compensation payable to our named executive officers is the subject of a non-binding advisory vote of the stockholders, as described under the section of this proxy statement entitled "Proposal 4: Advisory Vote to Approve Named Executive Officer Compensation" beginning on page 24.

Golden Parachute Compensation

			Perquisites/
	Cash(1)	Equity(2)	Benefits(3)	Total
Name	($)	($)	($)	($)
Richard Soloway	4,187,276	355,545	17,455	4,560,276
Kevin Buchel	349,666	295,674	7,748	653,088
Michael Carrieri	267,173	100,350	7,748	375,271

(1)	To be paid in accordance with pre-existing employment agreements or severance agreements described above.
(2)	Represents the difference between the market price of the Company’s Common Stock and exercise price of stock options whose vesting accelerates on a change in control. Based upon the closing price per share of $20.59 of the Company’s Common Stock on the NASDAQ Global Market on June 30, 2022.
(3)	In accordance with pre-existing employment agreement or severance agreement, each executive officer is entitled to payment of health insurance premiums for six months in addition to the cash severance described in the Table.

CEO Pay Ratio - 2022

The 2022 annual total compensation of our CEO was $2,359,952, the 2022 annual total compensation of our median compensated employee was $2,566 and the ratio of these amounts is 920 to 1.

We determined our median compensated employee by using base salary, bonuses, commissions, and grant date fair value of equity awards granted to employees in fiscal 2022. We applied this measure to our global employee population as of June 30, 2022, the last day of our 2022 fiscal year, and annualized base salaries for permanent full-time and part-time employees that did not work the full year. The global employee population utilized to identify the median employee used in the calculation includes the Company’s employees in the Dominican Republic, which make up a majority of employees of the Company and typically have lower compensation than those employees located in the United States.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table, together with the accompanying footnotes, sets forth information as of October 26, 2022, regarding the beneficial ownership (as defined by the Securities and Exchange Commission) of Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company’s outstanding Common Stock, (b) each director of the Company (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group.

	Amount and Nature of	Percent of
Beneficial Owner	Beneficial Ownership (1)	Common Stock (2)
Richard L. Soloway	7,344,252	19.95%
c/o the Company
333 Bayview Avenue
Amityville, NY 11701
Kevin S. Buchel	318,406	*
Andrew J. Wilder	92,936	*
Michael Carrieri	48,400	*
Donna A. Soloway	35,362	*
Stephen Spinelli	24,952	*
Paul Stephen Beeber	14,947	*
Rick Lazio	11,000	*
Robert A. Ungar	9,800	*
All named executive officers and directors as a group (10 in number)(3)	7,900,055	21.50%

*Less than 1%

(1)	This number includes the number of shares that a person has a right to acquire within sixty (60) days (R. Soloway – 76,800, Buchel – 65,600, Wilder – 27,500 Carrieri – 25,200, D. Soloway – 27,500, Spinelli – 24,952, Beeber – 8,200, Lazio – 11,000 and Ungar – 9,800).
(2)	Percentages for each person or the group are computed on the basis of 36,742,962 shares of Common Stock outstanding on October 26, 2022, plus the number of shares that such person or group has the right to acquire within sixty (60) days. Except as otherwise noted, persons named in the table and footnotes have sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by them.
(3)	This number of shares includes (i) 7,623,503 shares as to which officers and directors have sole voting and investment power, and (ii) 276,552 shares that officers and directors have the right to acquire within sixty (60) Days.

Item 2:  Adoption of the 2022 Employee Stock Option Plan

The Board of Directors recommends the approval of the Napco Security Technologies, Inc. 2022 Employee Stock Option Plan (the “2022 Employee Plan”) under which options to purchase a total of 950,000 shares of the Company’s Common Stock will be made available for grants. The 2012 Employee Plan (the “2012 Employee Plan”) of the Company terminated on October 23, 2022, and at this time no additional options may be granted under that Plan. Currently there are an aggregate of 555,380 shares of Common Stock subject to outstanding options under the 2012 Employee Plan. At the date of termination of the 2012 Employee Plan, 1,101,420 options (as adjusted for a 2 for 1 stock split in 2021) were available for issuance under the 2012 Employee Plan. The Board of Directors believes it to be in the best interest of the Company to adopt the 2022 Employee Plan to have available sufficient options to attract and retain the services of valued employees. Accordingly, the Board of Directors has adopted the 2022 Employee Plan, subject to approval by stockholders, and recommends that the stockholders approve it.

The full text of the 2022 Employee Plan is attached to this Proxy Statement as Appendix A. The following is a summary of the major provisions of the 2022 Employee Plan and is qualified in its entirety by the full text of the 2022 Employee Plan.

Purpose of the Plan

The 2022 Employee Plan is intended to encourage ownership of Common Stock of the Company by valued employees of the Company and its subsidiaries and to provide additional incentives for them to promote the success of the Company by permitting the Company to grant to officers and other employees options to purchase shares of Common Stock of the Company.

Stock Subject to the Plan

There will be reserved for issuance upon the exercise of options granted under the 2022 Employee Plan an aggregate of 950,000 shares of Common Stock of the Company, par value $.01 per share. If any options granted expire or terminate without being exercised, the shares covered thereby will be added back to the shares reserved for issuance. The 2022 Employee Plan contains certain anti-dilution provisions relating to the stock dividends, stock splits and the like.

Administration of the Plan

The 2022 Employee Plan will be administered by the Compensation Committee appointed by the Board of Directors consisting of members of such Board each of whom shall be a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Committee will have the full power to grant options (“Options”), to determine the persons eligible to receive Options, and to determine the amount, type and terms and conditions of each Option.

Eligibility

Options may be granted to officers and other employees of the Company or a subsidiary of the Company (presently approximately 1,150,000 in number). However, neither members of the Board of Directors who are not employees of the Company or a subsidiary nor consultants to the Company will be eligible to receive Options under the 2022 Employee Plan.

No determination has yet been made as to the employees to whom Options will be granted in the future or as to the total number of officers and other employees who may be selected in the future to receive options under the 2022 Employee Plan.

Option Price

The purchase price of each share of Common Stock under any option will be established by the Committee, provided, however, the exercise price will not be less than the fair market value of the Common Stock at the time of the grant of such Option. The purchase price to be paid for Common Stock issued pursuant to an incentive or qualified option granted to an individual who at the time of grant owns stock possessing more than ten percent of the voting power of all classes of stock of the Corporation or its subsidiaries, as described in Section 422(b)(6) of the Code, shall be not less than 110% of the fair market value of the Common Stock.

The exercise price is to be paid in full at the time of exercise (i) in good funds, or (ii) if the Committee determines, by delivery of shares of Common Stock of the Company (valued at their then fair market value), or (iii) if the Committee determines and subject to any restrictions or conditions as it deems appropriate, by electing to have the Company withhold from the shares issuable upon exercise of the Option such number of shares of Common Stock as shall have an aggregate fair market value on the date of exercise equal to the exercise price, or (iv) by a combination of (i) and (ii) or (i) and (iii) above.

The last sale price of the Common Stock of the Company reported on the NASDAQ Stock Market, Global Market System on October 14, 2022 was $27.03 per share.

Term of Option

Each Option shall expire as the Committee shall determine, provided, that in no event shall an option be exercisable after the expiration of ten (10) years from the grant thereof.

Exercise of Options

Each Option shall be exercisable immediately as to 20% and as to an additional 20% on each of the four anniversary dates of grant. An Option granted under the Plan shall vest in full upon a “change in control” as defined in the 2022 Employee Plan.

Early Termination of Options

If an optionee voluntarily quits, is disabled or is discharged with or without cause, his or her Options terminate immediately. The estate of a deceased optionee may exercise the decedent’s Options within three months after the death, to the extent exercisable at the time of death.

Amendments to the Plan

The Board of Directors may at any time terminate or modify or suspend the 2022 Employee Plan, provided that no such termination, modification or suspension shall adversely affect any rights or obligations of the holder of any then outstanding Option, and further provided that no such modification, without the approval of the stockholders shall (i) modify the eligibility requirements for participation, (ii) increase the maximum number of shares as to which options may be granted, (iii) extend the term of the plan beyond October 13, 2032, (iv) permit a repricing (or decrease in exercise price) of outstanding options, or (v) permit any expansion in the types of options provided under the Plan.

Federal Income Tax Consequences

The following is a brief summary of the Federal income tax aspects of grant and exercise of Options, and the disposition of shares of Common Stock purchased pursuant to the exercise of Options, under the 2022 Employee Plan. The summary reflects the current provisions of the Code and the regulations thereunder, is not intended to be exhaustive and does not describe state or local tax consequences. Options may be either Incentive Stock Options or Non-Incentive Stock Options. There are different tax consequences for each type of option.

Incentive Stock Options

The following is a discussion of the Federal income tax treatment accorded to Incentive Stock Options.

No taxable income will be recognized by the Option holder at the time of a grant or exercise of an Option. The excess of the fair market value of the Common Stock over the option price at the date of exercise of an Option is an adjustment for purposes of computing the alternative minimum tax.

If the requirements of Section 422a of the Code are met by the Option holder (including the requirement that no disposition of such Shares is made by the Option holder within two years after the grant of the Option or within one year after the exercise of such Option), then any gain or loss realized by the Option holder upon disposition of such Shares will be treated as a capital gain or loss (assuming such Shares are held as a capital asset by the Option holder). If the requirements of section 422a of the Code are met, the Company will not be entitled to any deduction for Federal income tax purposes as a result of the issuance of such Shares pursuant to the exercise of the Option. If Shares acquired on exercise of an Option are disposed of prior to the expiration of either of the required holding periods described above (a “disqualifying disposition”), the Option holder will recognize ordinary income in the year in which the disposition of such Shares occurs equal to the excess of (a) the lower of the amount realized on disposition of such Shares or the fair market value of such Shares on the date of exercise of such Option, over (b) the exercise price. In addition, capital gain may be recognized by the Option holder (assuming such Shares are held as a capital asset for more than twelve months by the Option holder) in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the exercise price and the ordinary income recognized by the Option holder. The Company (or the employer of the Option holder) will ordinarily be entitled to a deduction for Federal income tax purposes at the time of the disqualifying disposition in an amount equal to the ordinary income recognized by the Option holder.

If an Option is exercised by the estate of an Option holder, the holding periods do not apply, and the estate will not recognize any ordinary income when it disposes of the Shares acquired upon the exercise of such Option. The estate, however, may recognize long-term capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes.

Non-Incentive Options

No tax obligation will arise for the optionee or the Company upon the granting of non-qualified stock options under the Plan. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value, on the date of exercise, of the stock acquired over the exercise price of the option. Thereupon, the Company will be entitled to a tax deduction in an amount equal to the ordinary income recognized by the optionee. Any additional gain or loss realized by an optionee on disposition of the shares generally will be capital gain or loss to the optionee and will not result in any addition tax deduction to the Company.

Term of the Plan

The 2022 Employee Plan will terminate on October 13, 2032 and no options may be granted under the 2022 Employee Plan after that date.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE PROPOSAL TO ADOPT THE 2022 EMPLOYEE STOCK OPTION PLAN.

EQUITY COMPENSATION PLAN INFORMATION

As of June 30, 2022

	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in Column (A))
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders:
2012 Employee Stock Option Plan	523,080	$18.59	1,138,920
2012 Non-employee Stock Option Plan	20,400	$14.39	—
2018 Non-employee Stock Option Plan	89,000	$14.91	—
2020 Non-employee Stock Option Plan	26,900	$18.64	73,100
Equity compensation plans not approved by security holders	—	—	—
Total	659,380	$17.97	1,212,020

Of the stock options granted under the 2012 Employee Stock Option Plan, the 2012 Non-Employee Stock Option Plan, the 2018 Non-Employee Stock Option Plan and the 2020 Non-Employee Stock Option Plan that were outstanding as of June 30, 2022, as of the Record Date, 13,500 options were exercised, none had expired or terminated by their terms and options to purchase 62,500 shares were granted under the 2012 Employee Stock Option Plan, the 2012 Non-Employee Stock Option Plan, the 2018 Non-Employee Stock Option Plan and the 2020 Non-Employee Stock Option Plan. With respect to the 708,380 stock options that remained outstanding as of the Record Date, the weighted average exercise price is $18.90 and the weighted average remaining term is 8.27 years.

Item 3. Proposal to Ratify the Selection of Independent Registered Public Accountants

Baker Tilly served as the Company’s independent registered public accountants since fiscal 2013. Subject to ratification by our stockholders at the Annual Meeting, it has been selected to serve as our independent registered public accountants for fiscal 2023. Baker Tilly’s predecessor, Holtz Rubenstein Reminick LLP (“HRR”), audited our financial statements from fiscal 2009 to fiscal 2012. A representative of Baker Tilly will be present at the annual meeting, with an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

If the selection of Baker Tilly is not ratified, or if before the next Annual Meeting of Stockholders it declines to act or otherwise becomes incapable of acting, or if its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent registered accountants whose engagement for any period after the next Annual Meeting will be subject to stockholder approval at that meeting.

Principal Accountant Fees

The fees billed for professional services for fiscal years 2022, 2021 and 2020 by Baker Tilly, the Company’s independent registered public accountants, for professional services were as follows:

	Fiscal Year 2022	Fiscal Year 2021	Fiscal Year 2020
Audit Fees (1)	$357,000	$342,000	$322,500
Audit Related Fees	—	—	—
Tax Fees	—	—	—
All Other Fees (2)	$22,000	$19,000	$18,500

(1)	Includes audit of financial statements, SAS 100 reviews and consultations for 2022, 2021 and 2020, respectively and audit of internal controls for 2021, 2020 and 2019.
(2)	Includes services related to the audit of the Company’s employee benefit plan for the plan years ended December 31, 2022, 2021 and 2020, respectively.

The Audit Committee has considered whether the provision of the services described above under the headings “All Other Fees” is compatible with maintaining the auditor’s independence and determined that it is. In fiscal years 2022, 2021 and 2020, 100% of “All Other Fees” were approved by the Audit Committee.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The Audit Committee specifically pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval may be provided for up to one year. Each pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date.

Item 4. Advisory Vote to Approve Named Executive Officer Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010 and Section 14A of the Securities and Exchange Commission Act of 1934 (the “Exchange Act”) require that the Company provide its stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of its named executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

The Compensation Committee and the Board believe that the Company’s compensation policies and procedures align with the long-term success of the Company and the interests of its stockholders.

We urge stockholders to read the Summary Compensation Table and the related compensation tables and narratives for more detailed information on the compensation of our named executive officers appearing at pages 15-18 of this proxy statement.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis,

compensation for the named executive officers, as disclosed in our Proxy Statement for the Annual Meeting of Stockholders following Fiscal Year 2022 pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Summary Compensation Table and other related tables and disclosure.

The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the Securities and Exchange Commission.

Because your vote is advisory, it is not binding on us, our Board of Directors or the Compensation Committee of the Board. However, the Compensation Committee will take into account the outcome of the vote and will evaluate whether any actions are necessary to address our stockholders’ concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS
AND NOMINATION OF DIRECTORS

From time-to-time stockholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting. Stockholders who intend to present proposals at the Annual Meeting following Fiscal Year 2023 (and who wish to have such proposals included in the Company’s Proxy Statement for such Annual Meeting) must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 333 Bayview Avenue, Amityville, New York 11701, not later than September 9, 2023, and no earlier than August 9, 2023. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement. Stockholders who intend to present a proposal at the Annual Meeting following Fiscal Year 2023 but who do not wish to have such proposal included in the Company’s Proxy Statement for such meeting must be certain that notice of such proposal is received by the Company’s Secretary at the Company’s executive offices not later than September 9, 2023.

Pursuant to the Company’s by-laws, any nominations for director by a stockholder must be delivered or mailed to and received by the principal executive offices of the Company no earlier than August 9, 2023 and no later than September 8, 2023.

EXPENSES OF SOLICITATION

The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies for the Meeting. The Company intends to request brokerage houses, custodial nominees and others who hold stock in their names to solicit proxies from the persons who beneficially own such stock. The Company will reimburse brokerage houses, custodial nominees and others for their out-of-pocket expenses and reasonable clerical expenses. It is estimated that these expenses will be nominal. In addition, officers and employees of the Company may solicit proxies personally or by telephone, telegram or letter; they will receive no extra compensation for such solicitation.

Novem
Dated: October 31, 2022
By Order of The Board of Directors

Richard L. Soloway, Secretary

Upon the written request of any stockholder of the Company, the Company will provide to such stockholder a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any such request should be directed to Secretary, NAPCO Security Technologies, Inc., 333 Bayview Avenue, Amityville, New York 11701. There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing such exhibits may be charged.

All stockholders are urged to fill in, sign and mail the enclosed proxy promptly whether or not you expect to attend the meeting. If you are mailing your Proxy, kindly do so sufficiently in advance of the meeting date so that it will be received in time to be counted at the meeting.

APPENDIX A

NAPCO SECURITY TECHNOLOGIES, INC.

2022 EMPLOYEE STOCK OPTION PLAN

1.Purpose of the Plan. This 2022 Employee Stock Option Plan (hereinafter referred to as the “Plan”) is intended to encourage ownership of stock of Napco Security Technologies, Inc. (hereinafter referred to as the “Company”) by employees of the Company and its subsidiaries, if any, to attract and retain high caliber personnel upon whose judgment, skill and initiative the success of the Company is dependent and to provide additional incentive for them to promote the success of the Company. As used in the Plan, the term “subsidiary” shall have the same meaning as the term “subsidiary corporation” defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”). Options granted to employees under the Plan may be either incentive stock options (“Incentive Stock Options”), within the meaning of Section 422(b) of the Code, or options that do not constitute Incentive Stock Options.
2.Scope of the Plan. Nine Hundred Fifty Thousand (950,000) shares of the Company’s Common Stock, par value $.01 per share (hereinafter referred to as “Common Stock”), shall be available and reserved for issue under the Plan subject, however, to the provisions of Section 11 hereof. Shares issued under the Plan may be, in whole or in part, as determined by the Committee, authorized but unissued shares of Common Stock or treasury shares. If an option should expire or terminate for any reason without having been exercised in full, the unpurchased shares that were subject thereto shall, unless the Plan shall have terminated, become available for other options under the Plan. Common Stock shall not be issued in respect of an option granted under the Plan unless the exercise of such option and the issuance and delivery of shares of Common Stock pursuant thereto shall comply with all relevant provisions of law, including the Securities Act of 1933, as amended, the rules and regulations thereunder, the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed.
3.Administration of the Plan. The Plan shall be administered by the Compensation Committee (hereinafter sometimes referred to as the “Committee”) of the Board of Directors of the Company. The Committee shall be composed of two or more persons who shall be designated by the Board to administer the Plan. Each member of the Committee, while serving as such, shall be a member of the Board and shall be a “non-employee director” within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934.
(a)The Committee shall have the full power to grant options under the Plan, to construe and interpret the Plan, and to establish rules and regulations and perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.
(b)The determination of those eligible to receive options, and the amount, type and terms and conditions of each stock option shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

4.Eligibility. Options may be granted only to employees (including officers and directors who are employees) of the Company or any subsidiary; provided, however, that no Incentive Stock Option shall be granted hereunder to any person who owns more than 10% of the Common Stock determined in accordance with the provisions of Section 422(b)(6) of the Code unless the Option meets the requirements of Section 422(c)(5) of the Code.
5.Option Price. The purchase price to be paid for Common Stock issued pursuant to the exercise of any option granted under the Plan shall be not less than the fair market value of such stock on the date the option is granted as provided in Section 13 hereof (but in no event less than the par value of the Common Stock), and shall not thereafter be subject to reduction except as provided in Section 11 hereof; provided, however, that the purchase price to be paid for Common Stock issued pursuant to an option granted to an individual who, at the time of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or its subsidiaries, as described in Section 422(b)(6) of the Code, shall, as provided by Section 422(c)(5) of the Code, be not less than 110% of the fair market value of the Common Stock. For purposes under the Plan, the fair market value of a share of Common Stock on a particular date shall be equal to the last reported sales price of the Common Stock (i) reported by the NASDAQ Stock Market Global Market System on that date or (ii) if the Common Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.
6.Term of Options. The Committee shall establish the term of any option granted under the Plan provided however that no option shall be exercisable after the expiration of 10 years from the date of grant of the option.
7.Non-Transferability of Options. An option granted under the Plan shall by its terms not be transferable and an option may be exercised, during the lifetime of the holder of the option, only by such holder; provided however, an option may be transferred by will or the laws of descent and distribution, to the estate of a deceased employee, and such option may be exercised by the estate’s legal representative within three (3) months of the date of death. More particularly, but without limiting the generality of the foregoing, and subject to the preceding sentence, an option may not be assigned, transferred, pledged, or hypothecated in any way (whether by operation of law or otherwise), and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of any option contrary to the provisions of the Plan, and any levy of any attachment or similar process upon an option will be null and void and without effect.
8.Annual Limitation on Options Granted. To the extent that the aggregate fair market value of stock with respect to which Incentive Stock Options (determined without regard to this subsection) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its subsidiaries) exceeds One Hundred

Thousand Dollars ($100,000) (or such other limit as may be in effect from time to time under the Code), such options shall be treated as options which are not Incentive Stock Options.
9.Exercise of Options. Except as hereinafter provided in this Section 9 and in Section 10, options may be exercised within the year of grant with respect to no more than twenty percent (20%) of the total number of shares of Common Stock subject to such grant. Thereafter, during each succeeding year beginning on an anniversary date, options with respect to an additional twenty percent (20%) of the total number of shares subject to a grant may be exercised. However, no option shall be exercisable after the expiration of the term of the option. Moreover, except as provided herein, an option shall not be exercisable unless the holder thereof shall, at the time of exercise, be an employee of the Company or a subsidiary.

Notwithstanding anything herein to the contrary, such holder’s options will vest and become immediately exercisable in full upon a change in control. For purposes of this Plan, a “change in control” shall mean:

(i)either (x) any merger or consolidation of the Company into or with another Company, (y) the acquisition by another person, group or entity after the date hereof of beneficial ownership of more than 25% of the Common Stock of the Company (such person, group or entity reporting, or being required to report, the acquisition pursuant to Section 13 of the Securities Exchange Act of 1934), or (z) the commencement of a non-issuer tender offer seeking to acquire more than 25% of the Common Stock of the Company, or

(ii)any sale by the Company of substantially all of the assets and business of the Company for cash, stock, or any combination thereof, unless, immediately after such sale, the holders of Common Stock of the Company immediately prior to such sale own more than 50% or more of the voting capital stock of the acquiring Company or, if the acquiring person or entity is not a Company, more than 50% of the voting equity interests of such acquiring person or entity, or

(iii)if a majority of Company’s Board of Directors consists of individuals who were not Incumbent Directors. “Incumbent Directors” shall mean directors who either (x) are directors of the Company as of the date hereof, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination.

The purchase price of any shares as to which an option shall be exercised shall be paid in full at the time of exercise. Payment may be made:

(i)in United States dollars by good check, bank draft or money order payable to the order of the Company; or

(ii)at the discretion of the Committee as set forth in the Option grant or at any time prior to the exercise by an option holder by the transfer to the Company of shares of Common Stock owned by the holder of the option having an aggregate fair market value on the date of exercise equal to the purchase price or the portion thereof being paid; or
(iii)at the discretion of the Committee and subject to any restrictions or conditions as it deems appropriate (including any restrictions as may be set forth in Rule 16b-3 under the Securities and Exchange Act of 1934), by electing to have the Company withhold from the shares issuable on exercise of the option such number of shares of Common Stock as shall have an aggregate fair market value on the date of exercise equal to the purchase price or the portion thereof being paid; or
(iv)at the discretion of the Committee by a combination of (i) and (ii) or (i) and (iii) above.

The Committee shall determine the procedures for the use of Common Stock in payment of the purchase price and may impose such limitations and prohibitions on such use as it deems appropriate.

The holder of an option shall not have any of the rights of a stockholder with respect to the shares covered by his option until such shares shall have been issued to him (as evidenced by the appropriate entry on the books of a duly authorized transfer agent of the Company) upon the purchase of such shares upon exercise of the option.

Any holder who disposes of shares of Common Stock acquired on the exercise of an Incentive Stock Option by sale or exchange either (x) within two years after the date of the grant of the Incentive Stock Option under which such shares were acquired or (y) within one (1) year after the acquisition of such shares, shall notify the Company in writing of such disposition and of the amount realized upon such disposition promptly after the disposition.

10.Exercise Upon Cessation of Relationship With Company. Except as provided in Sections 7 and 9 above, the right of a holder of an option to exercise such option shall terminate immediately upon voluntary termination of service as an employee or dismissal, disability, retirement, death or otherwise. Option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence.
11.Adjustments.
(a)In the event of a recapitalization, stock split, stock combination, stock dividend, exchange of shares, or a change in the corporate structure or shares of the Company, or similar event, the Board of Directors upon recommendation of the Committee shall make appropriate adjustments in the kind or number of shares which may be issued upon exercise of options and in the kind or number of shares issuable upon exercise of options theretofore granted and in the exercise price of such options.
(b)If the Company shall be a party to a merger or consolidation or shall sell substantially all its assets, each outstanding option shall pertain and apply to the securities and/or property which a holder of the number of shares of Common Stock subject to the option immediately prior to such merger, consolidation, or sale of assets would be entitled to receive in such merger, consolidation or sale of assets.

12.Effectiveness of the Plan. The Plan shall become effective as of October 24, 2012, but shall be subject to approval by the holders of Common Stock at a meeting of stockholders of the Company duly called and held no later than twelve months after the date of adoption of the Plan by the Board of Directors.
13.Time of Granting Options. The date of grant of an option under the Plan shall, for all purposes, be the date on which the Compensation Committee makes the determination granting such option; and no grant shall be deemed effective under the Plan prior to such date. Notice of the determination shall be given to each employee to whom an option is so granted within a reasonable time after the date of such grant.
14.Termination and Amendment of the Plan. The Plan shall terminate ten (10) years from the date on which it is adopted by the Board of Directors. Prior thereto, the Board of Directors may terminate the Plan at any time; provided, however, that any such termination shall not affect any options then outstanding under the Plan. No options under the Plan may be granted after termination of the Plan.

The Board of Directors from time to time may make such modifications or amendments of the Plan and, with the consent of the holder of an option, of the terms and conditions of his option, as it shall deem advisable, but may not, without further approval of the stockholders of the Company, except as provided in Section 11 hereof (i) increase the maximum number of shares which shall be available and reserved for issue under the Plan, (ii) change the employees or class of employees eligible to receive options, (iii) extend the term of the Plan beyond the period provided in this Section 14, (iv) permit a repricing (or decrease in exercise price) of outstanding options or (v) expand the types of options or awards provided under the Plan.

Neither the termination nor any modification or amendment of the Plan shall, without the consent of the holder of an option theretofore granted under the Plan, adversely affect the rights of such holder with respect to such option.

15.Section 16 of the Securities Exchange Act of 1934. It is intended that the Plan and any grant of an option made to a person subject to Section 16 of the 1934 Act meet all requirements of Rule 16b-3. If any provision of the Plan or any such option would disqualify the Plan or such option under, or would otherwise not comply with, Rule 16b-3, such provision or option shall be construed or deemed amended to conform to Rule 16b-3.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and 2022 Annual Report are available at www.napcosecurity.com/2021annualmeeting.pdf

Proxy for the Annual Meeting of Stockholders

of

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue, Amityville, New York 11701

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NAPCO SECURITY TECHNOLOGIES, INC.

333 Bayview Avenue

Amityville, New York 11701

The undersigned appoints Richard L. Soloway and Kevin S. Buchel, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of NAPCO Security Technologies, Inc. held of record by the undersigned at the close of business on October 26, 2022 at the Annual Meeting of Stockholders of NAPCO Security Technologies, Inc. to be held on December 5, 2022, or at any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE TWO NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Continued, and to be marked, dated and signed on the reverse side

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

5	12:00 P.M. BOARD OF DIRECTORS
NAPCO SECURITY TECHNOLOGIES, INC.	Annual Meeting of Stockholders December 5, 2022 12:00 P.M. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please Be Sure To Mark, Sign, Date and Return Your Proxy Card In the Envelope Provided

▲FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED▲

PROXY THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2, 3 and 4.	Please mark your votes like this	⌧

1. ELECTION OF DIRECTORS:
(1) Richard L. Soloway	FOR ◻	WITHHOLD ◻

(2) Kevin S. Buchel	FOR ◻	WITHHOLD ◻

2. TO CONSIDER ADOPTION OF THE 2022 EMPLOYEE STOCK OPTION PLAN	FOR ◻	AGAINST ◻	ABSTAIN ◻	CONTROL NUMBER

3. RATIFICATION OF BAKER TILLY US, LLP AS THE COMPANY’S 2022 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	FOR ◻	AGAINST ◻	ABSTAIN ◻

4. ADVISORY RESOLUTION TO APPROVE THE COMPENSATION OF EXECUTIVE OFFICERS	FOR ◻	AGAINST ◻	ABSTAIN ◻

Signature________________ Signature, if held jointly _______________________Date___________, 2022.

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. While signing as attorney, executive, administrator, trustee, guardian or corporate officer, please give title as such.